Exhibit 5.2

[LETTERHEAD OF VENABLE LLP]

November 22, 2006

Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts  02458

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Five Star Quality Care, Inc., a Maryland corporation (the “Company”), and certain subsidiaries of the Company named in the Registration Statement (as defined herein), each a Maryland business trust (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”):  (i) $126,500,000 aggregate principal amount of the Company’s 3.75% Convertible Senior Notes due 2026 (the “Notes”); (ii) Guarantees of the Notes made by the Subsidiaries (the “Guarantees”); and (iii) 12,234,042 shares of common stock, $.01 par value per share (the “Common Stock”), of the Company into which the Notes are convertible (the “Conversion Shares”).  The Notes and the Conversion Shares are being registered for resale by selling security holders, as described in the above-referenced Registration Statement (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”) on or about the date hereof.  Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

In connection with our representation of the Company and the Subsidiaries, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.             The Registration Statement and the related form of prospectus included therein;

2.             The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.             The Certificates of Trust of each of the Subsidiaries, certified as of a recent date by the SDAT;

4.             The Declarations of Trust of each of the Subsidiaries, certified as of the date hereof by an officer of each of the Subsidiaries;

5.             The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

6.             The Bylaws of each of the Subsidiaries, certified as of the date hereof by an officer of each of the Subsidiaries;

7.             Certificates of the SDAT as to the good standing of the Company and each of the Subsidiaries, dated as of a recent date;

8.             Resolutions adopted by the Board of Directors of the Company relating to the registration and issuance of the Notes and the Conversion Shares, certified as of the date hereof by an officer of the Company;

9.             Resolutions adopted by the Board of Trustees of each of the Subsidiaries relating to the authorization of the registration and issuance of the Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;

10.           The Indenture, dated as of October, 18, 2006 (the “Indenture”), by and among the Company and the Subsidiaries and U.S. Bank National Association, as trustee, relating to the Notes;

11.           A certificate executed by an officer of the Company, dated as of the date hereof; and

12.           Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.             Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.             Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.

3.             Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.             All Documents submitted to us as originals are authentic.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all such Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.             The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VI (Restrictions on Transfer and Ownership of Shares) of the Charter.

6.             Upon any issuance of Conversion Shares, the number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock that the Company then has authority to issue under the Charter.

7.             Any action that is required under the Indenture to validly issue and authenticate the Notes and to issue the Guarantees has been taken.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.             The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.             Each of the Subsidiaries is a business trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

3.             The issuance of the Notes by the Company has been duly authorized and the Notes have been validly issued.

4.             The issuance of the Guarantees by the Subsidiaries has been duly authorized and the Guarantees have been validly issued.

5.             The issuance of the Conversion Shares by the Company has been duly authorized and, when and if issued and delivered upon conversion of the Notes pursuant to the terms of the Notes and the Indenture and otherwise in accordance with the Registration Statement, the Conversion Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP
Venable LLP